Exhibit 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI GOM, LLC FROM EXXONMOBIL
FOR THE TWELVE MONTHS ENDED JUNE 30, 2010, 2009 AND 2008
AND THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

CONTENTS

Page

Independent Auditors’ Report	3

Statements of Revenues and Direct Operating Expenses	4

Notes to Statements of Revenues and Direct Operating Expenses	5

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Energy XXI (Bermuda) Limited:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased by Energy XXI GOM, LLC, an indirect wholly-owned subsidiary of Energy XXI (Bermuda) Limited (the “Company”), from ExxonMobil Corporation, Mobil Oil Exploration & Producing Southeast Inc., Exxon Mobil Pipeline Company and Mobil Eugene Island Pipeline Company (“ExxonMobil”) for each of the fiscal twelve month periods in the three-year period ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Energy XXI (Bermuda) Limited’s Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased by Energy XXI GOM, LLC from ExxonMobil for each of the fiscal twelve month periods in the three-year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the statements of revenues and direct operating expenses, on June 30, 2010, the Company adopted SEC Release 33-8995 and the amendments to ASC Topic 932, “Extractive Industries – Oil and Gas,” resulting from ASU 2010-03 (collectively, the Modernization Rules).

/s/ UHY LLP
Houston, Texas
December 20, 2010

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI GOM, LLC FROM EXXONMOBIL
(In thousands)

	Three Months Ended September 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009	2008
	(Unaudited)

REVENUES	$94,495	$100,671	$405,299	$453,279	$665,005

DIRECT OPERATING EXPENSES	23,596	26,705	102,111	155,154	86,323

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$70,899	$73,966	$303,188	$298,125	$578,682

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI GOM, LLC FROM EXXONMOBIL
FOR THE TWELVE MONTHS ENDED JUNE 30, 2010, 2009 AND 2008
AND THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

NOTE 1 - BASIS OF PRESENTATION

On November 21, 2010 Energy XXI GOM, LLC (the “Company”),  an indirect wholly-owned subsidiary of Energy XXI (Bermuda) Limited, signed an agreement to acquire from ExxonMobil Corporation, Mobil Oil Exploration & Producing Southeast Inc., ExxonMobil Pipeline Company and Mobil Eugene Island Pipeline Company (“ExxonMobil”) certain offshore oil and gas properties and related facilities located in the Gulf of Mexico and Louisiana (the “Properties”) as defined in the Purchase and Sale Agreement between the Company and ExxonMobil for approximately $1.01 billion, subject to normal closing adjustments, with an effective date of December 1, 2010.  The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties to be acquired by the Company.

The statements of revenues and direct operating expenses associated with the Properties were derived from the ExxonMobil accounting records.  During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by ExxonMobil.  Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests to be acquired by the Company.  The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of ExxonMobil, other owners, or other third party working interest owners.  Direct operating expenses include lease operating expenses and production and other related taxes.  General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Properties been operated as a stand alone entity.  ExxonMobil accounted for the Properties under the successful efforts method of accounting for oil and gas activities while the Company uses the full cost method.  Accordingly, exploration expenses and dry hole costs are not applicable to this presentation.  Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances.  The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:  The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition:  Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to its purchasers.  The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest in the Properties.  These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements: On December 31, 2008, the SEC issued Release No. 33-8995, “Modernization of Oil and Gas Reporting,” which revises disclosure requirements for oil and gas companies. In addition to changing the definition and disclosure requirements for oil and gas reserves, the new rules change the requirements for determining oil and gas reserve quantities. These rules permit the use of new technologies to determine proved reserves under certain criteria and allow companies to disclose their probable and possible reserves. The new rules also require companies to report the independence and qualifications of their reserves preparer or auditor and file reports when a third party is relied upon to prepare reserves estimates or conducts a reserves audit. The new rules also require that oil and gas reserves be reported and the full cost ceiling limitation be calculated using a twelve-month average price rather than period-end prices. The new rules are effective for annual reports for fiscal years ending on or after December 31, 2009. Additionally, the FASB issued authoritative guidance on oil and gas reserve estimation and disclosures, as set forth in Topic 932 of the Codification to align with the requirements of the SEC’s revised rules. The Company implemented the new disclosure requirements and requirements for estimating reserves related to the Company’s oil and natural gas operations as disclosed in Note 3.

NOTE 3 – SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the properties located entirely within the United States of America.  Reserve volumes and values were determined under definitions and guidelines of the U.S. Securities and Exchange Commission (“SEC”) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in thousands of barrels (“MBbls”), million cubic feet (“MMcf”) and thousand barrels of oil equivalent (“MBOE”) were as follows:

	Crude Oil (MBbls)	Natural Gas (MMcf)	Total (MBOE)

Proved reserves at June 30, 2007	44,903	196,801	77,703
Production	(4,961)	(30,883)	(10,108)
Extensions and discoveries	287	505	371
Revisions of previous estimates	409	(222)	372
Proved reserves at June 30, 2008	40,638	166,201	68,338
Production	(4,222)	(16,802)	(7,022)
Extensions and discoveries	211	1,826	515
Revisions of previous estimates	(906)	(7,204)	(2,106)
Proved reserves at June 30, 2009	35,721	144,021	59,725
Production	(4,468)	(19,021)	(7,638)
Extensions and discoveries	42	778	172
Revisions of previous estimates	272	(3,068)	(240)
Proved reserves at June 30, 2010	31,567	122,710	52,019

Proved developed reserves
June 30, 2007	35,720	155,121	61,573
June 30, 2008	31,173	124,308	51,891
June 30, 2009	26,547	103,107	43,731
June 30, 2010	22,384	81,786	36,015

Proved undeveloped reserves
June 30, 2007	9,183	41,680	16,130
June 30, 2008	9,465	41,893	16,447
June 30, 2009	9,174	40,914	15,994
June 30, 2010	9,183	40,924	16,004

NOTE 3 – SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED) (Continued)

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at June 30, 2010 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. Future net cash flows calculated at June 30, 2009 and 2008 were computed using year-end commodity prices that relate to the properties’ existing proved crude oil and natural gas reserves.

	June 30,
	2010		2009		2008
	Oil (Bbl)	Gas (MMBtu)	Oil (Bbl)	Gas (MMBtu)	Oil (Bbl)	Gas (MMBtu)
Commodity prices used in determining future cash flows	$75.76	$4.10	$69.89	$3.89	$140.00	$13.10

The discounted future net cash flows related to proved oil and gas reserves as of June 30, 2010, 2009 and 2008 are as follows (in thousands):

	June 30,
	2010	2009	2008

Future cash inflows	$2,840,681	$2,998,575	$7,858,865
Less related future
Production costs	1,211,342	1,260,704	1,368,980
Development and abandonment costs	714,574	714,574	740,174
Future net cash flows	914,765	1,023,297	5,749,711
Ten percent annual discount for estimated timing of cash flows	112,763	114,564	1,816,235
Standardized measure of discounted future net cash flows	$802,002	$908,733	$3,933,476

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves follows (in thousands):

	Twelve Months Ended June 30,
	2010	2009	2008

Beginning of period	$908,733	$3,933,476	$1,908,396
Revisions of previous estimates
Changes in prices and costs	87,992	(3,077,127)	2,798,178
Changes in quantities	(46,275)	(153,666)	(33,023)
Additions to proved reserves resulting from extensions,
discoveries and improved recovery, less related costs	4,723	13,307	24,104
Accretion of discount	90,873	393,348	190,840
Sales, net of production costs	(303,188)	(298,125)	(578,682)
Changes in rate of production and other	59,144	97,520	(376,337)
Net change	(106,731)	(3,024,743)	2,025,080

End of period	$802,002	$908,733	$3,933,476